UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 1, 2024
(April 1, 2024)

Name of Registrant, State of Incorporation, Address Of Principal Executive Offices, Telephone Number, Commission File No., IRS Employer Identification No.
PNM Resources, Inc.
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-32462
IRS Employer Identification No. - 85-0468296

Public Service Company of New Mexico
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
Telephone Number - (505) 241-2700
Commission File No. - 001-06986
IRS Employer Identification No. - 85-0019030

Texas-New Mexico Power Company
(A Texas Corporation)
577 N. Garden Ridge Blvd.
Lewisville, Texas 75067
Telephone Number - (972) 420-4189
Commission File No. - 002-97230
IRS Employer Identification No. - 75-0204070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 40.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of exchange on which registered
PNM Resources, Inc.	Common Stock, no par value	PNM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Amendment to and Restatement of PNMR Credit Agreement

On April 1, 2024, PNM Resources, Inc. (“PNMR”) entered into a Twelfth Amendment to and Restatement of Credit Agreement (the “PNMR Revolver”) amending and restating its $300.0 million revolving credit agreement, among PNMR, the lenders party thereto (the “PNMR Revolver Lenders”) and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent. The PNMR Revolver is effective as of April 1, 2024. The PNMR Revolver now has a maturity date of March 30, 2029, unless the maturity date is extended at the request of PNMR and with the agreement of the PNMR Revolver Lenders, subject to certain terms and conditions, but only two such extensions for one year each may be requested.

The PNMR Revolver provides PNMR with a revolving credit facility for borrowing up to $300.0 million and includes customary covenants, including a covenant that requires the maintenance of a consolidated debt-to-consolidated capitalization ratio of less than or equal to .70 to 1.0. The PNMR Revolver also includes customary events of default, and has a cross default provision and a change of control provision. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments or loans shall, terminate the obligations of the lenders to make loans under the PNMR Revolver and/or declare the obligations outstanding under the PNMR Revolver to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The PNMR Revolver also contains an accordion feature which allows PNMR to increase the size of the credit facility from $300.0 million to up to $400.0 million, subject to certain conditions including finding one or more existing or new lenders to cover the increased amount. As a part of and not in addition to the maximum amount of the revolving credit facility, PNMR may obtain letters of credit under a letter of credit facility up to $90.0 million.

The above description of the PNMR Revolver is not complete and is qualified in its entirety by reference to the entire PNMR Revolver, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amendment to and Restatement of PNM Credit Agreement

On April 1, 2024, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNMR, entered into a Seventh Amendment to and Restatement of Credit Agreement (the “PNM Revolver”) amending and restating its $400.0 million revolving credit agreement, among PNM, the lenders party thereto (the “PNM Revolver Lenders”) and Wells Fargo, as administrative agent. The PNM Revolver is effective as of April 1, 2024. The PNM Revolver now has a maturity date of March 30, 2029, unless the maturity date is extended at the request of PNM and with the agreement of the PNM Revolver Lenders, subject to certain terms and conditions, but only two such extensions for one year each may be requested.

The PNM Revolver provides PNM with a revolving credit facility for borrowing up to $400.0 million and includes customary covenants, including a covenant that requires the maintenance of a consolidated debt-to-consolidated capitalization ratio of less than or equal to .65 to 1.0. The PNM Revolver also includes customary events of default, and has a cross default provision and a change of control provision. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments or loans shall, terminate the obligations of the lenders to make loans under the PNM Revolver and/or declare the obligations outstanding under the PNM Revolver to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The PNM Revolver also contains an accordion feature which allows PNM to increase the size of the credit facility from $400.0 million to up to $600.0 million, subject to certain conditions including finding one or more existing or new lenders to cover the increased amount. As a part of and not in addition to the maximum amount of the revolving credit facility, PNM may obtain letters of credit under a letter of credit facility up to $120.0 million.

The above description of the PNM Revolver is not complete and is qualified in its entirety by reference to the entire PNM Revolver, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

TNMP Credit Agreement, Twenty-First Supplemental Indenture, and Series 2024C Bonds

On April 1, 2024, Texas-New Mexico Power Company (“TNMP”), an indirect, wholly owned subsidiary of PNMR, entered into a $200.0 million secured credit agreement among TNMP, the lenders party thereto (the “TNMP Revolver Lenders”), and Wells Fargo, as administrative agent (the “TNMP Revolver”), which has a maturity date of March 30, 2029 (unless extended as noted below) and is filed as Exhibit 10.3 to this Current Report on Form 8-K. The TNMP Revolver replaces TNMP’s fourth amended and restated credit agreement, dated as of March 11, 2022, among TNMP, the lenders party thereto, and KeyBank National Association, as supplemented by an Increase Supplement dated as of May 13, 2022.

The TNMP Revolver provides TNMP with a revolving credit facility for borrowing up to $200.0 million and includes customary covenants, including a covenant that requires the maintenance of a consolidated debt-to-consolidated capitalization ratio of less than or equal to .65 to 1.0. The TNMP Revolver also includes customary events of default, and has a cross default provision and a change of control provision. If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments or loans shall, terminate the obligations of the lenders to make loans under the TNMP Revolver and/or declare the obligations outstanding under the TNMP Revolver to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.

The TNMP Revolver also contains an accordion feature which allows TNMP to increase the size of the credit facility from $200.0 million to up to $225.0 million, subject to certain conditions including finding one or more existing or new lenders to cover the increased amount and having additional first mortgage bonds of TNMP issued to secure the full increased credit facility. As a part of and not in addition to the maximum amount of the revolving credit facility, TNMP may obtain letters of credit under a letter of credit facility up to $60.0 million. The TNMP Revolver has a maturity date of March 30, 2029, unless the maturity date is extended at the request of TNMP and with the agreement of the TNMP Revolver Lenders, subject to certain terms and conditions, but only two such extensions for one year each may be requested.

Borrowings under the TNMP Revolver are secured by $200.0 million aggregate principal amount of a series of first mortgage bonds of TNMP (the “Series 2024C Bonds”) issued on April 1, 2024, pursuant to the First Mortgage Indenture, dated as of March 23, 2009 (the “Original Indenture”), between TNMP and U.S. Bank Trust Company, N.A. (as ultimate successor trustee to The Bank of New York Mellon Trust Company, N.A.), as Trustee (the “Trustee”), as supplemented by the Twenty-First Supplemental Indenture, dated as of April 1, 2024, between TNMP and the Trustee (the “Twenty-First Supplemental Indenture”). The Original Indenture was filed as Exhibit 4.1 to the Form 8-K filed on March 27, 2009 and the Twenty-First Supplemental Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K.

The descriptions of the TNMP Revolver and the Twenty-First Supplemental Indenture in this Current Report on Form 8-K are not complete and are qualified in their entirety by reference to the TNMP Revolver, a copy of which is attached hereto as Exhibit 10.3, and the Twenty-First Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1, each of which is incorporated herein by reference.

Wells Fargo which is the administrative agent and a lender under the PNMR Revolver, the PNM Revolver, and the TNMP Revolver, performs normal banking and investment banking and advisory services for PNMR, PNM, and TNMP, and their affiliates, from time to time for which it receives customary fees and expenses.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Twenty-First Supplemental Indenture, dated as of April 1, 2024, between Texas-New Mexico Power Company and U.S. Bank Trust Company, National Association, as Trustee.

10.1
Twelfth Amendment to and Restatement of Credit Agreement, dated as of April 1, 2024, among PNM Resources, Inc., the lenders party thereto and Wells Fargo Bank, National Association as Administrative Agent.

10.2
Seventh Amendment to and Restatement of Credit Agreement, dated as of April 1, 2024, among Public Service Company of New Mexico, the lenders party thereto and Wells Fargo Bank, National Association as Administrative Agent.

10.3	Credit Agreement, dated as of April 1, 2024, among Texas-New Mexico Power Company, the lenders party thereto and Wells Fargo Bank, National Association, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC.
PUBLIC SERVICE COMPANY OF NEW MEXICO
TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: April 1, 2024	/s/ Gerald R. Bischoff
Gerald R. Bischoff
Vice President and Corporate Controller
(Officer duly authorized to sign this report)